UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 27, 2016

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Main Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 2.02 – Results of Operations and Financial Condition	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Exhibit 99.1 News Release dated April 27, 2016	Exhibit

Item 2.02 – Results of Operations and Financial Condition

On April 27, 2016, the Registrant issued a news release to announce its financial results for the three months ended March 31, 2016. The news release is attached hereto as Exhibit 99.1.

The news release includes disclosure of net interest income on a tax-equivalent basis, which is a non-GAAP performance measure used by management in operating its business. Management believes that analysis of net interest income on a tax-equivalent basis is useful and appropriate because it allows a comparison of net interest income amounts in different periods without taking into account the different mix of taxable versus non-taxable investments that may have existed during those periods.

The news release also includes disclosure of tax-equivalent net interest margin, excluding the impact of loan discount accretion, which is a non-GAAP performance measure. Management believes that it is useful to calculate and present the net interest margin without the impact of loan discount accretion, for the reasons explained in the rest of this paragraph. Loan discount accretion is a non-cash interest income adjustment related to the Registrant’s acquisition of two failed banks and represents the portion of the fair value discount that was initially recorded on the acquired loans that is being recognized into income over the lives of the loans. At March 31, 2016, the Registrant had a remaining loan discount balance of $14.0 million compared to $19.1 million at March 31, 2015. For the related loans that perform and pay-down over time, the loan discount will also be reduced, with a corresponding increase to interest income. Therefore management believes it is useful to also present this ratio to reflect net interest margin excluding this non-cash, temporary loan discount accretion adjustment to aid investors in comparing financial results between periods.

The Registrant cautions that non-GAAP financial measures should be considered in addition to, but not as a substitute for, the reported GAAP results. A reconciliation between the non-GAAP financial measures presented and the most directly comparable financial measure calculated in accordance with GAAP is included in the news release and financial summary attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
99.1	Press release issued on April 27, 2016

Disclosures About Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to the press release by wire services, internet services or other media.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

April 27, 2016	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

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